UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

PRESSURE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, MA 02375

(Address of principal executive offices, including zip code)

(508) 230-1828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2023, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Issuance and Exchange Agreement (the “Issuance and Exchange Agreement”) with an accredited investor (the “Investor”) whereby the Investor agreed to accept shares of a series of the Company’s preferred stock in exchange for three categories of cash amounts owed to the Investor. The series of preferred stock has not yet been created, however, each share of the newly created preferred stock will have a value of $25,000 and the conversion price of the preferred stock will be $2.50 such that, upon conversion into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), each share of preferred stock will convert into ten thousand (10,000) shares of Common Stock.

The Investor agreed to accept shares of preferred stock in exchange for (i) $6,226,125 of unpaid accrued dividends on shares of Series AA Preferred Stock held by the Investor; (ii) $2,255,587 of unpaid accrued interest on secured convertible promissory notes issued to the Investor by the Company from November 15, 2019 to August 31, 2021 with such notes having an original principal amount of $9,393,150; and (iii) $1,535,500 in principal owed pursuant to secured convertible promissory notes issued to the Investor by the Company from November 15, 2019 to February 12, 2020 (with such amount included within the $9.39 million in notes discussed in item (ii)).

The $10,017,212 owed to the Investor will be exchanged for 400.6885 shares of the Company’s preferred stock once such series of preferred stock is created via the filing of a Certificate of Designation with the Commonwealth of Massachusetts. These 400.6885 shares of preferred stock will be convertible into 4,006,885 shares of Common Stock.

The foregoing description of the Issuance and Exchange Agreement does not purport to be complete and is qualified in its entirety by its full text, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period that will end on March 31, 2023.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of preferred stock to be issued pursuant to the Issuance and Exchange Agreement will not be registered under the Securities Act, but will qualify for exemption under Section 4(a)(2) of the Securities Act. The securities will be exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company will not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investor agreed to, and will receive, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: March 6, 2023	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer